UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2015

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Glenlake Parkway Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 11, 2015, John K. Stipancich was appointed Executive Vice President and Chief Financial Officer of Newell Rubbermaid Inc. (the “Company”). Mr. Stipancich will also continue to serve as General Counsel and Corporate Secretary until his successor is identified. A copy of the news release announcing Mr. Stipancich’s appointment is attached hereto as Exhibit 99.1 and incorporated by herein by reference.

Mr. Stipancich, 46, has been employed by the Company since 2004, and has served as Interim Chief Financial Officer since August 31, 2014. He has also served as Executive Vice President, General Counsel and Corporate Secretary and EMEA Executive Leader since October 2012. Prior thereto, he served as Senior Vice President, General Counsel and Corporate Secretary from January 2010 to October 2012. From November 2004 through December 2009, he served as Vice President and General Counsel to several of the Company’s businesses.

Mr. Stipancich will receive a base salary of $600,000 per year and will continue to participate in the following compensation programs:

(i) the Company’s Management Cash Bonus Plan (the “Bonus Plan”) with a target payout equal to 85% of his base salary. The amount awarded under the Bonus Plan will range between 0% and 200% of the target payout, based on the extent to which applicable performance criteria are met;

(ii) the Company’s Long Term Incentive Plan pursuant to which the Company makes awards of a mix of time-based and performance-based restricted stock units (“RSUs”) in February of each year; and

(iii) the Company’s 2008 Deferred Compensation Plan and in other benefit plans provided to Company employees generally, including the Total Retirement Savings Program. Under the Total Retirement Savings Program, Mr. Stipancich will receive an annual Company contribution to his 401(k) Savings Plan account equal to 4% of his eligible earnings.

In addition, in recognition of his service as Interim Chief Financial Officer in 2014, the Committee awarded Mr. Stipancich a one-time cash bonus of $88,000.

The Company also entered into an amended and restated employment security agreement (the “ESA”) with Mr. Stipancich. A copy of the ESA is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The ESA provides for the continuation of Mr. Stipancich’s salary, bonus and certain employee benefits for a severance period of 24 months upon an involuntary termination of employment without “good cause,” or a voluntary termination of employment for “good reason,” occurring within 24 months after a “change in control” of the Company. Within 30 days after any such termination, Mr. Stipancich will receive a lump sum severance payment equal to (i) two times the sum of (A) the his annual base salary, determined as of the date of the change in control or, if higher, the date of employment termination and (B) his target bonus on the date of the change in control or, if higher, the date of termination, and assuming the attainment of performance goals at the 100% level, plus (ii) his target bonus multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the date of termination occurs through the date of termination and the denominator of which is 365.

Following such a termination of employment, (i) he will receive all benefits accrued under the Company’s incentive and retirement plans, 2008 Deferred Compensation Plan and 401(k) Plan, (ii) all Company stock options held by Mr. Stipancich will become immediately exercisable and remain exercisable for a period of three years thereafter or, if shorter, the remaining term of the options, all restrictions on Company restricted stock and restricted stock units held by him will lapse, and all performance goals on Company performance awards to him will be deemed satisfied at the target level; (iii) Mr. Stipancich and his spouse and eligible dependents will continue to be covered by all welfare plans of the Company during the severance period, until he is eligible for coverage under similar plans from a new employer (with coverage provided under a group health plan to be provided under COBRA with Mr. Stipancich responsible for that portion of COBRA premiums that would have been paid by him for coverage if he were an active employee), and (iv) he will be eligible for six months of outplacement services.

In addition, the ESA provides that in the event Mr. Stipancich is terminated other than for good cause (in the absence of a change-in-control) within 36 months of his appointment as Chief Financial Officer he would be entitled to: (i) salary continuation for 12 months; (ii) retain all unvested stock options and restricted stock units that would vest during the 24-month period following his termination, all of which shall be permitted to vest as if he remained employed during that 24-month period; (iii) a pro-rated portion of his bonus for the year of termination; and (iv) eligibility for 12 months of medical coverage under COBRA at active employee rates.

The ESA does not provide for a gross-up payment to Mr. Stipancich to cover any excise and related income tax liability under Section 4999 of the Internal Revenue Code as a result of any change in control payment or benefit arising under the ESA. Rather, payments and benefits payable to him would be reduced to the extent necessary so that no excise tax would be imposed if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. If Mr. Stipancich dies during the severance period, all amounts payable during the remainder of the severance period will be paid to his surviving spouse, and such spouse and his eligible dependents will continue to be covered under all applicable welfare plans for the remainder of the severance period.

The ESA contains restrictive covenants which prohibit him from (i) associating with a business that is competitive with any line of business of the Company for which he provided services, without the Company’s consent and (ii) soliciting the Company’s agents and employees. These restrictive covenants remain in effect for a period of 24 months following any termination of employment.

(e) On February 10, 2015, the Organizational Development & Compensation Committee (the “Committee”) approved an amended Long Term Incentive Performance Pay Terms and Conditions under the Company’s shareholder approved 2013 Incentive Plan (the “LTIP”) pursuant to which the Company makes annual long term incentive awards of restricted stock units (“RSUs”). Under the LTIP as amended, the Committee (or in the case of the Chief Executive Officer, the independent members of the Board of Directors) makes time-based RSU and performance-based RSU awards to key employees, including the executive officers. The value of the LTIP award is based upon a percentage of the executive officer’s salary. Under the LTIP, the Chief Executive Officer’s LTIP award is comprised 100% of performance-based RSUs and the other executive officers receive an LTIP award that is comprised 60% of performance-based RSUs and 40% of time-based RSUs. All RSUs granted under the LTIP vest three years from the date of grant. The performance-based RSUs awarded may vest at 0% to 200% depending upon the satisfaction the following corporate-level performance criteria: Total Shareholder Return; Average Core Sales; and Normalized EPS Compound Annual Growth. A copy of the LTIP is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference. In connection with adopting the LTIP, the Committee also adopted an updated form of RSU agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Employment Security Agreement with John K. Stipancich dated February 11, 2015

Exhibit 10.2	Long Term Incentive Performance Pay Terms and Conditions under the Company’s 2013 Incentive Plan as updated February 10, 2015

Exhibit 10.3	Form of Restricted Stock Unit Agreement under the 2013 Incentive Plan for Employees as updated February 10, 2015

Exhibit 99.1	Press Release dated February 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2014		NEWELL RUBBERMAID INC.

	By:	/s/ John K. Stipancich
John K. Stipancich
Executive Vice President, Chief Financial Officer and General Counsel and Corporate Secretary